UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2009, Entertainment Properties Trust (the “Company”) filed an amendment (the “Amendment”) to Article EIGHTH, Section 1 of its Amended and Restated Declaration of Trust to increase the number of authorized common shares of beneficial interest, par value $0.01 per share, which the Company has authority to issue from 50,000,000 shares to 75,000,000 shares.

Immediately after filing the Amendment, the Company has authority to issue 100,000,000 shares of beneficial interest, consisting of 75,000,000 common shares of beneficial interest, $0.01 par value per share, and 25,000,000 preferred shares of beneficial interest, $0.01 par value per share, having an aggregate par value of $1,000,000.

The Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of Amended and Restated Declaration of Trust of Entertainment Properties Trust, filed December 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/S/ DAVID M. BRAIN
David M. Brain, President and Chief Executive Officer

Date: December 7, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Articles of Amendment of Amended and Restated Declaration of Trust of Entertainment Properties Trust, filed December 7, 2009